Exhibit 99.3

EPR Properties®

The Diversified Experiential REIT℠

TOPGOLF

# SUPPLEMENTAL OPERATING AND FINANCIAL DATA

Fourth Quarter and Year Ended December 31, 2021

Q4 2021 Supplemental	Page 2

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this document reflect preliminary, unaudited results, which are not final until the Company’s Annual Report on Form 10-K is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the uncertain financial impact of the COVID-19 pandemic, our guidance, our capital resources and liquidity, our expected pursuit of growth opportunities, our expected cash flows and liquidity, the performance of our customers, our expected cash collections and our results of operations and financial condition. The estimates presented herein are based on the Company's current expectations and, given the current economic uncertainty, there can be no assurances that the Company will be able to continue to comply with applicable covenants under its debt agreements, which could materially impact actual performance. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

NON-GAAP INFORMATION

This document contains certain non-GAAP measures. These non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measurements of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See pages 24 through 26 for definitions of certain non-GAAP financial measures used in this document and the reconciliations of certain non-GAAP measures on pages 9 and 10 and in the Appendix on pages 27 through 31.

Q4 2021 Supplemental	Page 3

COMPANY PROFILE

THE COMPANY	COMPANY STRATEGY
EPR Properties ("we," "us," "our," "EPR" or the "Company") is a self-administered and self-managed real estate investment trust. EPR was formed in August 1997 as a Maryland real estate investment trust ("REIT"), and an initial public offering was completed on November 18, 1997.	Our primary business objective is to enhance shareholder value by achieving predictable growth in Funds from Operations As Adjusted ("FFOAA") and dividends per share.
Our strategic growth is focused on acquiring or developing a diversified portfolio of experiential real estate venues which create value by facilitating out of home congregate entertainment, recreation and leisure experiences where consumers choose to spend their discretionary time and money. This strategy is driven by the long-term trends of the growing experience economy.
Since that time, the Company has been a leading Experiential net lease REIT, specializing in select enduring experiential properties. We are focused on growing our Experiential portfolio with properties that offer a variety of enduring, congregate entertainment, recreation and leisure activities. Separately, our Education portfolio is a legacy investment that provides additional geographic and operator diversity.
This focus is consistent with our depth of knowledge across each of our property types, creating a competitive advantage that allows us to more quickly identify key market trends. We deliberately apply information and our ingenuity to target properties that represent logical extensions within each of our existing property types or potential future investments.

EXPERIENTIAL PORTFOLIO

- Theatres
- Eat & Play
- Ski
- Attractions
- Experiential Lodging
- Gaming
- Fitness & Wellness
- Cultural
- Live Venues

EDUCATION PORTFOLIO

- Private Schools
- Early Childhood

As part of our strategic planning and portfolio management process we assess new opportunities against the following underwriting principles:

BUILDING THE PREMIER EXPERIENTIAL REAL ESTATE PORTFOLIO

Q4 2021 Supplemental	Page 4

INVESTOR INFORMATION

SENIOR MANAGEMENT

Greg Silvers	Mark Peterson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Craig Evans	Greg Zimmerman
Executive Vice President, General Counsel and Secretary	Executive Vice President and Chief Investment Officer

Tonya Mater	Elizabeth Grace
Senior Vice President and Chief Accounting Officer	Senior Vice President - Human Resources and Administration

COMPANY INFORMATION

CORPORATE HEADQUARTERS	TRADING SYMBOLS
909 Walnut Street, Suite 200	Common Stock:
Kansas City, MO 64106	EPR
888-EPR-REIT	Preferred Stock:
www.eprkc.com	EPR-PrC
EPR-PrE
STOCK EXCHANGE LISTING	EPR-PrG
New York Stock Exchange

EQUITY RESEARCH COVERAGE

Bank of America Merrill Lynch	Jeffrey Spector/Joshua Dennerlein	646-855-1363
Citi Global Markets	Michael Bilerman/Katy McConnell	212-816-4471
Janney Montgomery Scott	Rob Stevenson	646-840-3217
J.P. Morgan	Anthony Paolone/Nikita Bely	212-622-6682
Kansas City Capital Associates	Jonathan Braatz	816-932-8019
Keybanc Capital Markets	Jordan Sadler/Todd Thomas	917-368-2286
Ladenburg Thalmann	John Massocca	212-409-2056
Raymond James & Associates	RJ Milligan	727-567-2585
RBC Capital Markets	Michael Carroll	440-715-2649
Stifel	Simon Yarmak	443-224-1345
Truist	Ki Bin Kim	212-303-4124

EPR Properties is followed by the analysts identified above. Please note that any opinions, estimates, forecasts or recommendations regarding EPR Properties’ performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or recommendations of EPR Properties or its management. EPR Properties does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q4 2021 Supplemental	Page 5

SELECTED FINANCIAL INFORMATION
(UNAUDITED, DOLLARS AND SHARES IN THOUSANDS)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
Operating Information:	2021	2020	2021	2020
Revenue	$154,906	$93,412	$531,680	$414,661
Net income (loss) available to common shareholders of EPR Properties	38,523	(26,011)	74,472	(155,864)
EBITDAre (1)	126,046	40,277	429,450	243,019
Adjusted EBITDAre (1)	122,660	68,633	409,699	347,381
Interest expense, net	34,005	42,838	148,095	157,675
Capitalized interest	225	404	1,567	1,233
Straight-lined rental revenue	1,974	898	5,664	(24,550)
Dividends declared on preferred shares	6,034	6,034	24,134	24,136
Dividends declared on common shares	56,105	—	112,209	119,058
General and administrative expense	10,496	11,142	44,362	42,596

	DECEMBER 31,
Balance Sheet Information:	2021	2020
Total assets	$5,801,150	$6,704,185
Accumulated depreciation	1,167,734	1,062,087
Cash and cash equivalents	288,822	1,025,577
Total assets before accumulated depreciation less cash and cash equivalents (gross assets)	6,680,062	6,740,695
Debt	2,804,365	3,694,443
Deferred financing costs, net	36,864	35,552
Net debt (1)	2,552,407	2,704,418
Equity	2,618,039	2,630,585
Common shares outstanding	74,808	74,603
Total market capitalization (using EOP closing price)	6,476,062	5,500,044
Net debt/gross assets ratio (1)	38%	40%
Net debt/Adjusted EBITDAre ratio (1) (2)	5.2	Footnote 3

(1) See pages 24 through 26 for definitions. See calculation as applicable on page 30.
(2) Adjusted EBITDAre in this calculation is for the three month period multiplied times four. See pages 24 through 26 for definitions. See calculation on page 30.
(3) Not presented as this ratio is not meaningful given the disruption caused by COVID-19 and the associated accounting for tenant rent deferrals and other lease modifications.

Q4 2021 Supplemental	Page 6

SELECTED BALANCE SHEET INFORMATION
(UNAUDITED, DOLLARS IN THOUSANDS)

ASSETS	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020	3RD QUARTER 2020
Real estate investments	$5,880,825	$5,943,074	$5,965,061	$5,902,833	$5,913,389	$6,139,858
Less: accumulated depreciation	(1,167,734)	(1,142,513)	(1,130,409)	(1,101,727)	(1,062,087)	(1,072,201)
Land held for development	20,168	21,875	23,225	23,225	23,225	25,846
Property under development	42,362	20,166	35,082	94,822	57,630	44,103
Operating lease right-of-use assets	180,808	175,987	179,354	179,113	163,766	185,459
Mortgage notes and related accrued interest receivable	370,159	369,134	366,064	364,969	365,628	362,011
Investment in joint ventures	36,670	38,729	27,476	28,313	28,208	29,571
Cash and cash equivalents	288,822	144,433	509,836	538,077	1,025,577	985,372
Restricted cash	1,079	5,142	3,570	5,928	2,433	2,424
Accounts receivable	78,073	80,491	91,319	97,517	116,193	129,714
Other assets	69,918	64,639	71,634	75,032	70,223	75,053
Total assets	$5,801,150	$5,721,157	$6,142,212	$6,208,102	$6,704,185	$6,907,210

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued liabilities	$73,462	$87,021	$103,778	$95,085	$105,379	$95,429
Operating lease liabilities	218,795	214,065	217,575	217,448	202,223	225,379
Common dividends payable	18,896	18,802	54	44	36	29
Preferred dividends payable	6,034	6,033	6,033	6,034	6,034	6,034
Unearned rents and interest	61,559	79,692	79,992	83,565	65,485	75,415
Line of credit	—	—	—	90,000	590,000	750,000
Deferred financing costs, net	(36,864)	(32,166)	(34,744)	(35,036)	(35,552)	(35,140)
Other debt	2,841,229	2,716,229	3,116,229	3,116,229	3,139,995	3,139,995
Total liabilities	3,183,111	3,089,676	3,488,917	3,573,369	4,073,600	4,257,141
Equity:
Common stock and additional paid-in-capital	3,877,639	3,873,599	3,869,687	3,865,243	3,858,451	3,853,581
Preferred stock at par value	148	148	148	148	148	148
Treasury stock	(264,817)	(264,679)	(264,660)	(263,982)	(261,238)	(260,594)
Accumulated other comprehensive income (loss)	9,955	9,625	5,265	2,978	216	(2,106)
Distributions in excess of net income	(1,004,886)	(987,212)	(957,145)	(969,654)	(966,992)	(940,960)
Total equity	2,618,039	2,631,481	2,653,295	2,634,733	2,630,585	2,650,069
Total liabilities and equity	$5,801,150	$5,721,157	$6,142,212	$6,208,102	$6,704,185	$6,907,210

Q4 2021 Supplemental	Page 7

SELECTED OPERATING DATA
(UNAUDITED, DOLLARS IN THOUSANDS)

	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020	3RD QUARTER 2020
Rental revenue	$137,345	$123,040	$115,883	$102,614	$84,011	$55,591
Other income	9,014	8,091	1,033	678	968	182
Mortgage and other financing income	8,547	8,516	8,446	8,473	8,433	8,104
Total revenue	154,906	139,647	125,362	111,765	93,412	63,877

Property operating expense	12,933	13,815	14,678	15,313	16,406	13,759
Other expense	8,313	7,851	3,025	2,552	1,462	2,680
General and administrative expense	10,496	11,154	11,376	11,336	11,142	10,034
Severance expense	—	—	—	—	2,868	—
Costs associated with loan refinancing or payoff	20,469	4,741	—	241	812	—
Interest expense, net	34,005	36,584	38,312	39,194	42,838	41,744
Transaction costs	60	2,132	662	548	814	2,776
Credit loss (benefit) expense	(2,295)	(14,096)	(2,819)	(2,762)	20,312	5,707
Impairment charges	—	2,711	—	—	22,832	11,561
Depreciation and amortization	40,294	42,612	40,538	40,326	42,014	42,059
Income (loss) before equity in loss from joint ventures and other items	30,631	32,143	19,590	5,017	(68,088)	(66,443)
Equity in loss from joint ventures	(2,059)	(418)	(1,151)	(1,431)	(1,364)	(1,044)
Gain on sale of real estate	16,382	787	511	201	49,877	—
Income tax expense	(397)	(395)	(398)	(407)	(402)	(18,417)
Net income (loss)	44,557	32,117	18,552	3,380	(19,977)	(85,904)
Preferred dividend requirements	(6,034)	(6,033)	(6,033)	(6,034)	(6,034)	(6,034)
Net income (loss) available to common shareholders of EPR Properties	$38,523	$26,084	$12,519	$(2,654)	$(26,011)	$(91,938)

Q4 2021 Supplemental	Page 8

FUNDS FROM OPERATIONS AND FUNDS FROM OPERATIONS AS ADJUSTED
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT PER SHARE INFORMATION)
FUNDS FROM OPERATIONS ("FFO") (1):	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020	3RD QUARTER 2020
Net income (loss) available to common shareholders of EPR Properties	$38,523	$26,084	$12,519	$(2,654)	$(26,011)	$(91,938)
Gain on sale of real estate	(16,382)	(787)	(511)	(201)	(49,877)	—
Impairment of real estate investments, net	—	2,711	—	—	22,832	11,561
Real estate depreciation and amortization	40,095	42,415	40,332	40,109	41,786	41,791
Allocated share of joint venture depreciation	1,561	966	459	354	361	369
FFO available to common shareholders of EPR Properties	$63,797	$71,389	$52,799	$37,608	$(10,909)	$(38,217)
FUNDS FROM OPERATIONS AS ADJUSTED ("FFOAA") (1):
FFO available to common shareholders of EPR Properties	$63,797	$71,389	$52,799	$37,608	$(10,909)	$(38,217)
Costs associated with loan refinancing or payoff	20,469	4,741	—	241	812	—
Transaction costs	60	2,132	662	548	814	2,776
Severance expense	—	—	—	—	2,868	—
Gain on insurance recovery (included in other income)	(1,151)	—	—	(30)	(809)	—
Credit loss (benefit) expense	(2,295)	(14,096)	(2,819)	(2,762)	20,312	5,707
Deferred income tax expense	—	—	—	—	—	18,035
FFO as adjusted available to common shareholders of EPR Properties	$80,880	$64,166	$50,642	$35,605	$13,088	$(11,699)

FFO as adjusted available to common shareholders of EPR Properties	$80,880	$64,166	$50,642	$35,605	$13,088	$(11,699)
Add: Preferred dividends for Series C preferred shares	1,938	—	—	—	—	—
Add: Preferred dividends for Series E preferred shares	1,939	—	—	—	—	—
Diluted FFO as adjusted available to common shareholders of EPR Properties	$84,757	$64,166	$50,642	$35,605	$13,088	$(11,699)
FFO per common share:
Basic	$0.85	$0.95	$0.71	$0.50	$(0.15)	$(0.51)
Diluted	0.85	0.95	0.71	0.50	(0.15)	(0.51)
FFO as adjusted per common share:
Basic	$1.08	$0.86	$0.68	$0.48	$0.18	$(0.16)
Diluted	1.08	0.86	0.68	0.48	0.18	(0.16)
Shares used for computation (in thousands):
Basic	74,806	74,804	74,781	74,627	74,615	74,613
Diluted	74,808	74,911	74,870	74,669	74,615	74,613
Effect of dilutive Series C preferred shares	2,237	—	—	—	—	—
Effect of dilutive Series E preferred shares	1,664	—	—	—	—	—
Adjusted weighted-average shares outstanding-diluted Series C and Series E	78,709	74,911	74,870	74,669	74,615	74,613
(1) See pages 24 through 26 for definitions.

Q4 2021 Supplemental	Page 9

ADJUSTED FUNDS FROM OPERATIONS
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT PER SHARE INFORMATION)
ADJUSTED FUNDS FROM OPERATIONS ("AFFO") (1):	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020	3RD QUARTER 2020
FFO available to common shareholders of EPR Properties	$63,797	$71,389	$52,799	$37,608	$(10,909)	$(38,217)
Adjustments:
Costs associated with loan refinancing or payoff	20,469	4,741	—	241	812	—
Transaction costs	60	2,132	662	548	814	2,776
Credit loss (benefit) expense	(2,295)	(14,096)	(2,819)	(2,762)	20,312	5,707
Severance expense	—	—	—	—	2,868	—
Gain on insurance recovery (included in other income)	(1,151)	—	—	(30)	(809)	—
Deferred income tax expense	—	—	—	—	—	18,035
Non-real estate depreciation and amortization	199	197	206	217	228	268
Deferred financing fees amortization	2,335	2,210	1,574	1,547	1,823	1,498
Share-based compensation expense to management and trustees	3,685	3,759	3,675	3,784	3,437	3,410
Amortization of above/below market leases, net and tenant allowances	(92)	(98)	(99)	(96)	(96)	(124)
Maintenance capital expenditures (2)	(1,718)	(690)	(1,467)	(756)	(247)	(8,911)
Straight-lined rental revenue	(1,974)	(981)	(1,420)	(1,289)	(898)	17,969
Straight-lined ground sublease expense	89	98	111	84	150	216
Non-cash portion of mortgage and other financing income	(114)	55	(216)	(171)	(133)	71
AFFO available to common shareholders of EPR Properties	$83,290	$68,716	$53,006	$38,925	$17,352	$2,698

AFFO available to common shareholders of EPR Properties	$83,290	$68,716	$53,006	$38,925	$17,352	$2,698
Add: Preferred dividends for Series C preferred shares	1,938	—	—	—	—	—
Add: Preferred dividends for Series E preferred shares	1,939	—	—	—	—	—
Diluted AFFO available to common shareholders of EPR Properties	$87,167	$68,716	$53,006	$38,925	$17,352	$2,698

Weighted average diluted shares outstanding (in thousands)	74,808	74,911	74,870	74,669	74,615	74,613
Effect of dilutive Series C preferred shares	2,237	—	—	—	—	—
Effect of dilutive Series E preferred shares	1,664	—	—	—	—	—
Adjusted weighted-average shares outstanding-diluted	78,709	74,911	74,870	74,669	74,615	74,613

AFFO per diluted common share	$1.11	$0.92	$0.71	$0.52	$0.23	$0.04

Dividends declared per common share	$0.750	$0.750	$—	$—	$—	$—

AFFO payout ratio (3)	68%	82%	—%	—%	—%	—%

(1) See pages 24 through 26 for definitions.
(2) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.
(3) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share. The monthly cash dividend to common shareholders was temporarily suspended following the common share dividend paid on May 15, 2020 to shareholders of record as of April 30, 2020. On July 13, 2021, following termination of the Covenant Relief Period, the Company resumed regular monthly cash dividends to common shareholders. During both the three months ended September 30, 2021 and December 31, 2021, the Company declared cash dividends totaling $0.75 per common share.

Q4 2021 Supplemental	Page 10

CAPITAL STRUCTURE AS OF DECEMBER 31, 2021
(UNAUDITED, DOLLARS IN THOUSANDS)

CONSOLIDATED DEBT
PRINCIPAL PAYMENTS DUE ON DEBT:
	BONDS/TERM LOAN/OTHER (1)	UNSECURED CREDIT FACILITY (2)	UNSECURED SENIOR NOTES		TOTAL	WEIGHTED AVG INTEREST RATE
YEAR
2022	$—	$—	$—		$—	—%
2023	—	—	—		—	—%
2024	—	—	136,637		136,637	4.35%
2025	—	—	300,000		300,000	4.50%
2026	—	—	629,597		629,597	4.70%
2027	—	—	450,000		450,000	4.50%
2028	—	—	400,000		400,000	4.95%
2029	—	—	500,000		500,000	3.75%
2030	—	—	—		—	—%
2031	—	—	400,000	(2)	400,000	3.60%
2032	—	—	—		—	—%
Thereafter	24,995	—	—		24,995	1.39%
Less: deferred financing costs, net	—	—	—		(36,864)	—%
	$24,995	$—	$2,816,234		$2,804,365	4.31%

		BALANCE	WEIGHTED AVG INTEREST RATE		WEIGHTED AVG MATURITY
Fixed rate unsecured debt		$2,816,234	4.34%		6.02
Fixed rate secured debt (1)		24,995	1.39%		25.58
Less: deferred financing costs, net		(36,864)	—%		—
Total		$2,804,365	4.31%		6.25

(1) Includes $25 million of secured bonds that have been fixed through interest rate swaps through September 30, 2024.
(2) Unsecured Revolving Credit Facility Summary:
		BALANCE			RATE
	COMMITMENT	AT 12/31/2021	MATURITY		AT 12/31/2021
	$1,000,000	$—	October 6, 2025		1.301%

Note: On October 6, 2021, the Company amended and restated its Consolidated Credit Agreement. The new facility no longer includes a $400.0 million term loan facility, which was paid off on September 13, 2021. The new facility will mature on October 6, 2025 and has two six-month extensions available at the Company's option and includes an accordion feature pursuant to which the maximum borrowing amount can be increased from $1.0 billion to $2.0 billion, in each case, subject to certain terms and conditions. The new facility has the same pricing terms and financial covenants as the prior facility.

Q4 2021 Supplemental	Page 11

CAPITAL STRUCTURE AS OF DECEMBER 31, 2021 AND 2020
(UNAUDITED, DOLLARS IN THOUSANDS)

CONSOLIDATED DEBT (continued)

SUMMARY OF DEBT:	December 31, 2021	December 31, 2020

Unsecured term loan payable, paid in full and related interest rate swaps terminated on September 13, 2021	$—	$400,000
Senior unsecured notes payable, 5.25%, paid in full November 12, 2021	—	275,000
Senior unsecured notes payable, 4.35% at December 31, 2021, due August 22, 2024	136,637	148,000
Senior unsecured notes payable, 4.50%, due April 1, 2025	300,000	300,000
Unsecured revolving variable rate credit facility, LIBOR + 1.20%, due October 6, 2025	—	590,000
Senior unsecured notes payable, 4.56% at December 31, 2021, due August 22, 2026	179,597	192,000
Senior unsecured notes payable, 4.75%, due December 15, 2026	450,000	450,000
Senior unsecured notes payable, 4.50%, due June 1, 2027	450,000	450,000
Senior unsecured notes payable, 4.95%, due April 15, 2028	400,000	400,000
Senior unsecured notes payable, 3.75%, due August 15, 2029	500,000	500,000
Senior unsecured notes payable, 3.60%, due November 15, 2031	400,000	—
Bonds payable, variable rate, fixed at 1.39% through September 30, 2024, due August 1, 2047	24,995	24,995
Less: deferred financing costs, net	(36,864)	(35,552)
Total debt	$2,804,365	$3,694,443

Q4 2021 Supplemental	Page 12

CAPITAL STRUCTURE
SENIOR NOTES

SENIOR DEBT RATINGS AS OF DECEMBER 31, 2021

Moody's	Baa3 (stable)
Fitch	BB+ (stable)
Standard and Poor's	BBB- (stable)

SUMMARY OF COVENANTS

The Company had outstanding public senior unsecured notes with fixed interest rates of 3.60%, 3.75%, 4.50%, 4.75% and 4.95% at December 31, 2021. Interest on these notes is paid semiannually. These public senior unsecured notes contain various covenants, including: (i) a limitation on incurrence of any debt that would cause the Company's debt to adjusted total assets ratio to exceed 60%; (ii) a limitation on incurrence of any secured debt which would cause the Company’s secured debt to adjusted total assets ratio to exceed 40%; (iii) a limitation on incurrence of any debt which would cause the Company’s debt service coverage ratio to be less than 1.5 times; and (iv) the maintenance at all times of total unencumbered assets not less than 150% of the Company’s outstanding unsecured debt.

The following is a summary of the key financial covenants for the Company's 3.60%, 3.75%, 4.50%, 4.75% and 4.95% public senior unsecured notes, as defined and calculated per the terms of the notes. These calculations, which are not based on U.S. generally accepted accounting principles, or GAAP, measurements, are presented to investors to show the Company's ability to incur additional debt under the terms of the senior unsecured notes only and are not measures of the Company's liquidity or performance. The actual amounts as of December 31, 2021 and September 30, 2021 are:
		Actual	Actual
NOTE COVENANTS	Required	4th Quarter 2021 (1)	3rd Quarter 2021 (1)
Limitation on incurrence of total debt (Total Debt/Total Assets)	≤ 60%	41%	40%
Limitation on incurrence of secured debt (Secured Debt/Total Assets)	≤ 40%	—%	—%
Limitation on incurrence of debt: Debt service coverage (Consolidated Income Available for Debt Service/Annual Debt Service) - trailing twelve months	≥ 1.5 x	2.8x	2.3x
Maintenance of total unencumbered assets (Unencumbered Assets/Unsecured Debt)	≥ 150% of unsecured debt	232%	239%

(1) See page 14 for details of calculations.

Q4 2021 Supplemental	Page 13

CAPITAL STRUCTURE
SENIOR NOTES
(UNAUDITED, DOLLARS IN THOUSANDS)

COVENANT CALCULATIONS

TOTAL ASSETS:	December 31, 2021		TOTAL DEBT:		December 31, 2021
Total Assets per balance sheet	$5,801,150		Secured debt obligations		$24,995
Add: accumulated depreciation	1,167,734		Unsecured debt obligations:
Less: intangible assets, net	(37,799)		Unsecured debt		2,816,234
Total Assets	$6,931,085		Outstanding letters of credit		—
			Guarantees		—
TOTAL UNENCUMBERED ASSETS:	December 31, 2021		Derivatives at fair market value, net, if liability		4,888
Unencumbered real estate assets, gross	$6,188,395		Total unsecured debt obligations:		2,821,122
Cash and cash equivalents	288,822		Total Debt		$2,846,117
Land held for development	20,168
Property under development	42,362
Total Unencumbered Assets	$6,539,747

CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE:	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	TRAILING TWELVE MONTHS
Adjusted EBITDAre	$122,660	$108,356	$96,437	$82,246	$409,699
Less: straight-line rental revenue, net, included in adjusted EBITDAre	(1,974)	(981)	(1,420)	(1,289)	(5,664)
CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE	$120,686	$107,375	$95,017	$80,957	$404,035

ANNUAL DEBT SERVICE:
Interest expense, gross	$34,251	$36,841	$38,869	$39,854	$149,815
Less: deferred financing fees amortization	(2,335)	(2,210)	(1,574)	(1,547)	(7,666)
ANNUAL DEBT SERVICE	$31,916	$34,631	$37,295	$38,307	$142,149

DEBT SERVICE COVERAGE	3.8	3.1	2.5	2.1	2.8

Q4 2021 Supplemental	Page 14

CAPITAL STRUCTURE AS OF DECEMBER 31, 2021
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT SHARE INFORMATION)

EQUITY
SECURITY	SHARES OUTSTANDING	PRICE PER SHARE AT DECEMBER 31, 2021	LIQUIDATION PREFERENCE	DIVIDEND RATE	CONVERTIBLE	CONVERSION RATIO AT DECEMBER 31, 2021	CONVERSION PRICE AT DECEMBER 31, 2021

Common shares	74,808,315	$47.49	N/A	(1)	N/A	N/A	N/A
Series C	5,392,916	$25.58	$134,823	5.750%	Y	0.4148	$60.27
Series E	3,447,381	$35.75	$86,185	9.000%	Y	0.4826	$51.80
Series G	6,000,000	$25.26	$150,000	5.750%	N	N/A	N/A

(1) Total monthly dividends declared in the fourth quarter of 2021 were $0.75 per share.

Q4 2021 Supplemental	Page 15

SUMMARY OF RATIOS
(UNAUDITED)

	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020	3RD QUARTER 2020
Net debt to gross assets ratio (1)	38%	38%	39%	39%	40%	42%

Net debt/Adjusted EBITDAre ratio (1)(2)	5.2	Footnote 7	Footnote 7	Footnote 7	Footnote 7	Footnote 7

Interest coverage ratio (3)	3.5	Footnote 7	Footnote 7	Footnote 7	Footnote 7	Footnote 7

Fixed charge coverage ratio (3)	3.0	Footnote 7	Footnote 7	Footnote 7	Footnote 7	Footnote 7

Debt service coverage ratio (3)	3.5	Footnote 7	Footnote 7	Footnote 7	Footnote 7	Footnote 7

FFO payout ratio (4) (8)	88%	79%	—%	—%	—%	—%

FFO as adjusted payout ratio (5) (8)	69%	87%	—%	—%	—%	—%

AFFO payout ratio (6) (8)	68%	82%	—%	—%	—%	—%

(1) See pages 24 through 26 for definitions.
(2) Adjusted EBITDAre is for the quarter multiplied times four. See calculation on page 30.
(3) See page 28 for detailed calculation.
(4) FFO payout ratio is calculated by dividing dividends declared per common share by FFO per diluted common share.
(5) FFO as adjusted payout ratio is calculated by dividing dividends declared per common share by FFO as adjusted per diluted common share.
(6) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share.
(7) Not presented as this ratio is not meaningful given the disruption caused by COVID-19 and the associated accounting for tenant rent deferrals and other lease modifications.
(8) The monthly cash dividend to common shareholders was temporarily suspended following the common share dividend paid on May 15, 2020 to shareholders of record as of April 30, 2020. On July 13, 2021, following termination of the Covenant Relief Period, the Company resumed regular monthly cash dividends to common shareholders. For both the three months ended September 30, 2021 and December 31, 2021, the Company declared cash dividends totaling $0.75 per common share.

Q4 2021 Supplemental	Page 16

SUMMARY OF MORTGAGE NOTES RECEIVABLE
(UNAUDITED, DOLLARS IN THOUSANDS)
				CARRYING AMOUNT AS OF (1)
DESCRIPTION	INTEREST RATE	PAYOFF DATE/MATURITY DATE	OUTSTANDING PRINCIPAL AMOUNT OF MORTGAGE	DECEMBER 31, 2021	DECEMBER 31, 2020
Private school property Mableton, Georgia	9.02%	Prepaid in full	$—	$—	$5,278
Attraction property Powells Point, North Carolina	7.75%	6/30/2025	28,692	28,243	27,045
Fitness & wellness property Omaha, Nebraska	7.85%	1/3/2027	10,905	10,940	11,225
Fitness & wellness property Merriam, Kansas	7.55%	7/31/2029	9,090	9,159	9,355
Ski property Girdwood, Alaska	8.20%	12/31/2029	45,599	45,877	40,680
Fitness & wellness property Omaha, Nebraska	7.85%	6/30/2030	10,539	10,615	8,630
Experiential lodging property Nashville, Tennessee	7.01%	9/30/2031	71,223	70,896	67,235
Eat & play property Austin, Texas	11.31%	6/1/2033	10,779	10,874	11,929
Ski property West Dover and Wilmington, Vermont	11.96%	12/1/2034	51,050	51,047	51,031
Four ski properties Ohio and Pennsylvania	11.07%	12/1/2034	37,562	37,519	37,413
Ski property Chesterland, Ohio	11.55%	12/1/2034	4,550	4,516	4,396
Ski property Hunter, New York	8.72%	1/5/2036	21,000	21,000	21,000
Eat & play property Midvale, Utah	10.25%	5/31/2036	17,505	17,639	18,289
Eat & play property West Chester, Ohio	9.75%	8/1/2036	18,068	18,198	18,830
Fitness & wellness property Fort Collins, Colorado	7.85%	1/31/2038	10,292	10,277	10,408
Early childhood education center Lake Mary, Florida	7.98%	5/9/2039	4,200	4,329	4,348
Eat & play property Eugene, Oregon	8.13%	6/17/2039	14,700	14,996	14,799
Early childhood education center Lithia, Florida	8.58%	10/31/2039	3,959	4,034	3,737
Total			$369,713	$370,159	$365,628

(1) Amounts include accrued interest.

Q4 2021 Supplemental	Page 17

INVESTMENT SPENDING AND DISPOSITION SUMMARIES
(UNAUDITED, DOLLARS IN THOUSANDS)
INVESTMENT SPENDING THREE MONTHS ENDED DECEMBER 31, 2021
INVESTMENT TYPE	TOTAL INVESTMENT SPENDING	NEW DEVELOPMENT	RE-DEVELOPMENT	ASSET ACQUISITION	MORTGAGE NOTES OR NOTES RECEIVABLE	INVESTMENT IN JOINT VENTURES
Theatres	$443	$397	$46	$—	$—	$—
Eat & Play	21,973	—	(194)	22,167	—	—
Attractions	10	—	10	—	—	—
Ski	994	—	—	—	994	—
Experiential Lodging	2,174	729	24	—	—	1,421
Cultural	5	—	5	—	—	—
Total Experiential	25,599	1,126	(109)	22,167	994	1,421
Total Education	—	—	—	—	—	—
Total Investment Spending	$25,599	$1,126	$(109)	$22,167	$994	$1,421

INVESTMENT SPENDING YEAR ENDED DECEMBER 31, 2021
INVESTMENT TYPE	TOTAL INVESTMENT SPENDING	NEW DEVELOPMENT	RE-DEVELOPMENT	ASSET ACQUISITION	MORTGAGE NOTES OR NOTES RECEIVABLE	INVESTMENT IN JOINT VENTURES
Theatres	$4,633	$4,182	$451	$—	$—	$—
Eat & Play	58,387	9,347	121	48,919	—	—
Attractions	56	—	56	—	—	—
Ski	6,540	—	—	—	6,540	—
Experiential Lodging	57,367	17,029	301	—	—	40,037
Cultural	4,399	—	20	—	4,379	—
Fitness & Wellness	2,124	—	—	—	2,124	—
Total Experiential	133,506	30,558	949	48,919	13,043	40,037
Total Education	—	—	—	—	—	—
Total Investment Spending	$133,506	$30,558	$949	$48,919	$13,043	$40,037

2021 DISPOSITIONS
	THREE MONTHS ENDED DECEMBER 31, 2021			YEAR ENDED DECEMBER 31, 2021
INVESTMENT TYPE	TOTAL DISPOSITIONS	NET PROCEEDS FROM SALE OF REAL ESTATE	NET PROCEEDS FROM PAYDOWN OF MORTGAGE NOTES	TOTAL DISPOSITIONS	NET PROCEEDS FROM SALE OF REAL ESTATE	NET PROCEEDS FROM PAYDOWN OF MORTGAGE NOTES
Theatres	$8,207	$8,207	$—	$36,841	$36,841	$—
Eat & Play	7,395	7,395	—	7,395	7,395	—
Ski	48,000	48,000	—	48,000	48,000	—
Total Experiential	63,602	63,602	—	92,236	92,236	—
Total Education	1,715	1,715	—	8,979	3,901	5,078
Total Dispositions	$65,317	$65,317	$—	$101,215	$96,137	$5,078

Q4 2021 Supplemental	Page 18

PROPERTY UNDER DEVELOPMENT - INVESTMENT SPENDING ESTIMATES AT DECEMBER 31, 2021 (1)
(UNAUDITED, DOLLARS IN THOUSANDS)

	DECEMBER 31, 2021		OWNED BUILD-TO-SUIT SPENDING ESTIMATES
	PROPERTY UNDER DEVELOPMENT	# OF PROJECTS	1ST QUARTER 2022	2ND QUARTER 2022	3RD QUARTER 2022	4TH QUARTER 2022	THEREAFTER	TOTAL EXPECTED COSTS (2)	% LEASED
Total Build-to-Suit (3)	$37,754	5	$1,982	$12,721	$1,667	$—	$—	$54,124	100%
Non Build-to-Suit Development	4,608
Total Property Under Development	$42,362

		DECEMBER 31, 2021	OWNED BUILD-TO-SUIT IN-SERVICE ESTIMATES
		# OF PROJECTS	1ST QUARTER 2022	2ND QUARTER 2022	3RD QUARTER 2022	4TH QUARTER 2022	THEREAFTER	TOTAL IN-SERVICE (2)	ACTUAL IN-SERVICE 4TH QUARTER 2021
Total Build-to-Suit		5	$397	$34,772	$1,105	$17,850	$—	$54,124	$1,670

	DECEMBER 31, 2021		MORTGAGE BUILD-TO-SUIT SPENDING ESTIMATES
	MORTGAGE NOTES RECEIVABLE	# OF PROJECTS	1ST QUARTER 2022	2ND QUARTER 2022	3RD QUARTER 2022	4TH QUARTER 2022	THEREAFTER	TOTAL EXPECTED COSTS (2)
Total Build-to-Suit Mortgage Notes	$56,491	2	$1,401	$—	$2,500	$2,500	$4,723	$67,615
Non Build-to-Suit Mortgage Notes	313,668
Total Mortgage Notes Receivable	$370,159

(1) This schedule includes only those properties for which the Company has commenced construction as of December 31, 2021.
(2) "Total Expected Costs" and "Total In-Service" each reflect the total capital costs expected to be funded by the Company through completion (including capitalized interest or accrued interest as applicable).
(3) Total Build-to-Suit excludes property under development related to the Company's real estate joint ventures that own recreation anchored lodging properties in St. Petersburg, Florida and Warrens, Wisconsin. The Company's spending for these two joint ventures is estimated at $1.9 million and $2.7 million, respectively, for 2022.
Note: This schedule includes future estimates for which the Company can give no assurance as to timing or amounts. Development projects have risks. See Item 1A - "Risk Factors" in the Company's most recent Annual Report on Form 10-K and, to the extent applicable, the Company's Quarterly Reports on Form 10-Q.

Q4 2021 Supplemental	Page 19

PORTFOLIO DETAIL AS OF DECEMBER 31, 2021
(UNAUDITED)

PROPERTY TYPE	PROPERTIES	OPERATORS		CONTRACTUAL CASH REVENUE (1)	STRATEGIC FOCUS

Theatres (2)	175	18		45%	Reduce
Eat & Play	56	8	(3)	28%	Grow
Attractions	18	5		7%	Grow
Ski	11	3		7%	Grow
Experiential Lodging	8	2		4%	Grow
Gaming	1	1		2%	Grow
Cultural	3	2		1%	Grow
Fitness & Wellness	7	2		1%	Grow
EXPERIENTIAL PORTFOLIO	279	41		95%

Early Childhood Education	65	7		3%	Reduce
Private schools	9	1		2%	Reduce
EDUCATION PORTFOLIO	74	8		5%

TOTAL PORTFOLIO	353	49		100%

(1) Contractual cash revenue is an operational measure and represents aggregate cash payments to which the Company is entitled under existing contracts, excluding the impact of any temporary abatements or deferrals, percentage rent (rents received over base amounts), non-cash revenue, and revenue from taxable REIT subsidiaries (TRSs) and investments in joint ventures.

(2) Excludes seven theatres located in Entertainment Districts (included in Eat & Play)
(3) Excludes non-theatre operators at Entertainment districts

Q4 2021 Supplemental	Page 20

LEASE EXPIRATIONS
AS OF DECEMBER 31, 2021
(UNAUDITED, DOLLARS IN THOUSANDS)

YEAR	TOTAL NUMBER OF PROPERTIES	RENTAL REVENUE FOR THE YEAR ENDED DECEMBER 31, 2021 (1)	% OF TOTAL REVENUE
2022	1	$1,586	—%
2023	2	953	—%
2024	6	9,171	2%
2025	2	2,656	1%
2026	3	6,900	1%
2027	8	18,246	3%
2028	12	15,286	3%
2029	12	13,233	2%
2030	22	23,822	4%
2031	13	10,279	2%
2032	21	20,719	4%
2033	10	10,974	2%
2034	40	53,267	10%
2035	32	76,503	14%
2036	26	41,038	8%
2037	32	61,228	12%
2038	35	34,968	7%
2039	4	6,739	1%
2040	4	6,058	1%
2041	30	15,058	3%
Thereafter	7	15,254	3%
	322	$443,938	83%

Note: This schedule excludes non-theatre tenant leases within the Company's entertainment districts, properties under development, land held for development, properties operated by the Company and investments in mortgage notes receivable.

(1) Rental revenue for the year ended December 31, 2021 includes lease revenue related to the Company's existing operating ground leases (leases in which the Company is a sub-lessor) as well as the gross-up of tenant reimbursed expenses recognized during the year ended December 31, 2021 in accordance with Accounting Standards Update (ASU) No. 2016-02 Leases (Topic 842).

Q4 2021 Supplemental	Page 21

TOP TEN CUSTOMERS BY PERCENTAGE OF TOTAL REVENUE
(UNAUDITED)

		PERCENTAGE OF TOTAL REVENUE	PERCENTAGE OF TOTAL REVENUE
		FOR THE THREE MONTHS ENDED	FOR THE YEAR ENDED
	CUSTOMERS	DECEMBER 31, 2021	DECEMBER 31, 2021

1.	AMC Theatres	15.1%	17.8%
2.	Topgolf	14.9%	16.3%
3.	Regal Entertainment Group	13.7%	8.4%
4.	Cinemark	6.8%	8.0%
5.	Vail Resorts	4.5%	5.2%
6.	Camelback Resort	3.6%	4.1%
7.	Resorts World	3.2%	2.5%
8.	Premier Parks	3.0%	2.7%
9.	Six Flags	3.0%	3.2%
10.	Endeavor Schools	2.4%	2.8%

	Total	70.2%	71.0%

Q4 2021 Supplemental	Page 22

GUIDANCE
(UNAUDITED, DOLLARS IN MILLION, EXCEPT PER SHARE DATA)

MEASURE	2022 GUIDANCE
Investment spending	$500.0	to	$700.0
Disposition proceeds and mortgage note payoff	$—	to	$10.0
Percentage rent and participating interest income	$8.0	to	$12.0
General and administrative expense	$49.0	to	$52.0
FFO per diluted share	$4.24	to	$4.44
FFO as adjusted (FFOAA) per diluted share	$4.30	to	$4.50

RECONCILIATION FROM NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF EPR PROPERTIES (PER DILUTED SHARE):	2022 GUIDANCE
Net income available to common shareholders of EPR Properties	$2.06	to	$2.26
Real estate depreciation and amortization	2.14
Allocated share of joint venture depreciation	0.08
Impact of Series C and Series E Dilution, if applicable	(0.04)
FFO available to common shareholders of EPR Properties	$4.24	to	$4.44
Transaction costs	0.06
FFO as adjusted (FFOAA) available to common shareholders of EPR Properties	$4.30	to	$4.50

Q4 2021 Supplemental	Page 23

DEFINITIONS - NON-GAAP FINANCIAL MEASURES

EBITDAre
The National Association of Real Estate Investment Trusts (“NAREIT”) developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income (loss), computed in accordance with GAAP, excluding interest expense (net), income tax expense (benefit), depreciation and amortization, gains and losses from disposition of real estate, impairment losses on real estate, costs associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates. Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure as it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income (loss) or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

ADJUSTED EBITDAre
Management uses Adjusted EBITDAre in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDAre is useful to investors because it excludes various items that management believes are not indicative of operating performance, and that it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDAre as EBITDAre (defined above) for the quarter excluding gain on insurance recovery, severance expense, credit loss (benefit) expense, transaction costs, impairment losses on operating lease right-of-use assets and prepayment fees. This number for the quarter is then multiplied by four to get an annual amount. Additionally, for the year ended December 31, 2020, Adjusted EBITDAre was further adjusted to add back prior period receivable write-offs related to certain theatre tenants placed on cash basis or receiving abatements during the respective periods.

The Company's method of calculating Adjusted EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered as an alternative to net income (loss) or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

NET DEBT
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. The Company's method of calculating Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

NET DEBT TO ADJUSTED EBITDAre RATIO AND NET DEBT TO GROSS ASSETS RATIO
Net Debt to Adjusted EBITDAre Ratio and Net Debt to Gross Asset Ratio are supplemental measures derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors commonly use versions of these ratios in a similar manner. In addition, financial institutions use versions of these ratios in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating Net Debt to Adjusted EBITDAre Ratio and Net Debt to Gross Assets Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Q4 2021 Supplemental	Page 24

FUNDS FROM OPERATIONS (“FFO”) AND FFO AS ADJUSTED
NAREIT developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income (loss) available to common shareholders and earnings per share. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income (loss) available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition. In addition, the Company presents FFO as adjusted. Management believes it is useful to provide FFO as adjusted as a supplemental measure to GAAP net income (loss) available to common shareholders and earnings per share. FFO as adjusted is FFO plus costs associated with loan refinancing or payoff, transaction costs, severance expense, preferred share redemption costs, impairment of operating lease right-of-use assets and credit loss (benefit) expense, and by subtracting gain on insurance recovery and deferred income tax expense (benefit). FFO and FFO as adjusted are non-GAAP financial measures. FFO and FFO as adjusted do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered an alternative to net income (loss) or any other GAAP measure as a measurement of the results of the Company's operations, cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO and FFO as adjusted the same way so comparisons with other REITs may not be meaningful.

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
In addition to FFO, the Company presents AFFO by adding to FFO costs associated with loan refinancing or payoff, transaction costs, credit loss (benefit) expense, severance expense, preferred share redemption costs, impairment of operating lease right-of-use assets, termination fees associated with tenants' exercises of public charter school buy-out options, non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense to management and trustees and amortization of above and below market leases, net and tenant allowances and by subtracting maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue (removing the impact of straight-line ground sublease expense), non-cash portion of mortgage and other financing income, gain on insurance recovery and deferred income tax (benefit) expense. AFFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income (loss) available to common shareholders and earnings per share and management provides AFFO herein because it believes this information is useful to investors in this regard. AFFO is a non-GAAP financial measure. AFFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income (loss) or any other GAAP measure as a measurement of the results of the Company's operations or its cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate AFFO the same way so comparisons with other REITs may not be meaningful.

INTEREST COVERAGE RATIO
The interest coverage ratio is calculated as the interest coverage amount divided by interest expense, gross. The Company calculates the interest coverage amount by adding to net income (loss) impairment charges, credit loss (benefit) expense, transaction costs, interest expense, gross (including interest expense in discontinued operations), severance expense, depreciation and amortization, share-based compensation expense to management and trustees and costs associated with loan refinancing or payoff; subtracting interest cost capitalized, straight-line rental revenue, gain on early extinguishment of debt, gain (loss) on sale of real estate from continuing and discontinued operations, gain on insurance recovery, gain on previously held equity interest, gain on early extinguishment of debt, prepayment fees and deferred income tax benefit (expense). The Company calculates interest expense, gross, by adding to interest expense, net, interest income and interest cost capitalized. The Company considers the interest coverage ratio to be an appropriate supplemental measure of a company’s ability to meet its interest expense obligations and management believes it is useful to investors in this regard. The Company's calculation of the interest coverage ratio may be different from the calculation used by other companies, and therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

Q4 2021 Supplemental	Page 25

FIXED CHARGE COVERAGE RATIO
The fixed charge coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and preferred share dividends are also added to the denominator. The Company considers the fixed charge coverage ratio to be an appropriate supplemental measure of a company’s ability to make its interest and preferred share dividend payments and management believes it is useful to investors in this regard. The Company's calculation of the fixed charge coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

DEBT SERVICE COVERAGE RATIO
The debt service coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and recurring principal payments are also added to the denominator. The Company considers the debt service coverage ratio to be an appropriate supplemental measure of a company’s ability to make its debt service payments and management believes it is useful to investors in this regard. The Company's calculation of the debt service coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

Q4 2021 Supplemental	Page 26

Appendix to Supplemental Operating and Financial Data
Reconciliation of Certain Non-GAAP Financial Measures
Fourth Quarter and Year Ended December 31, 2021

Q4 2021 Supplemental	Page 27

CALCULATION OF INTEREST, FIXED CHARGE AND DEBT SERVICE COVERAGE RATIOS
(UNAUDITED, DOLLARS IN THOUSANDS)
INTEREST COVERAGE RATIO (1):	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020	3RD QUARTER 2020
Net income (loss)	$44,557	$32,117	$18,552	$3,380	$(19,977)	$(85,904)
Impairment charges	—	2,711	—	—	22,832	11,561
Transaction costs	60	2,132	662	548	814	2,776
Credit loss (benefit) expense	(2,295)	(14,096)	(2,819)	(2,762)	20,312	5,707
Interest expense, gross	34,251	36,841	38,869	39,854	43,341	42,312
Severance expense	—	—	—	—	2,868	—
Depreciation and amortization	40,294	42,612	40,538	40,326	42,014	42,059
Share-based compensation expense
to management and trustees	3,685	3,759	3,675	3,784	3,437	3,410
Costs associated with loan refinancing or payoff	20,469	4,741	—	241	812	—
Interest cost capitalized	(225)	(233)	(514)	(595)	(404)	(325)
Straight-line rental revenue	(1,974)	(981)	(1,420)	(1,289)	(898)	17,969
Gain on sale of real estate	(16,382)	(787)	(511)	(201)	(49,877)	—
Gain on insurance recovery	(1,151)	—	—	(30)	(809)	—
Deferred income tax expense	—	—	—	—	—	18,035
Interest coverage amount	$121,289	$108,816	$97,032	$83,256	$64,465	$57,600

Interest expense, net	$34,005	$36,584	$38,312	$39,194	$42,838	$41,744
Interest income	21	24	43	65	99	243
Interest cost capitalized	225	233	514	595	404	325
Interest expense, gross	$34,251	$36,841	$38,869	$39,854	$43,341	$42,312
Interest coverage ratio	3.5	Footnote 2	Footnote 2	Footnote 2	Footnote 2	Footnote 2

FIXED CHARGE COVERAGE RATIO (1):
Interest coverage amount	$121,289	$108,816	$97,032	$83,256	$64,465	$57,600

Interest expense, gross	$34,251	$36,841	$38,869	$39,854	$43,341	$42,312
Preferred share dividends	6,034	6,033	6,033	6,034	6,034	6,034
Fixed charges	$40,285	$42,874	$44,902	$45,888	$49,375	$48,346
Fixed charge coverage ratio	3.0	Footnote 2	Footnote 2	Footnote 2	Footnote 2	Footnote 2

DEBT SERVICE COVERAGE RATIO (1):
Interest coverage amount	$121,289	$108,816	$97,032	$83,256	$64,465	$57,600
Interest expense, gross	$34,251	$36,841	$38,869	$39,854	$43,341	$42,312
Recurring principal payments	—	—	—	—	—	—
Debt service	$34,251	$36,841	$38,869	$39,854	$43,341	$42,312
Debt service coverage ratio	3.5	Footnote 2	Footnote 2	Footnote 2	Footnote 2	Footnote 2
(1) See pages 24 through 26 for definitions.
(2) Not presented as this ratio for this period is not meaningful given the disruption caused by the COVID-19 pandemic and the associated accounting for tenant rent deferrals and other lease modifications.

Q4 2021 Supplemental	Page 28

RECONCILIATION OF INTEREST COVERAGE AMOUNT TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(UNAUDITED, DOLLARS IN THOUSANDS)

The interest coverage amount per the table on page 28 is a non-GAAP financial measure and should not be considered an alternative to any GAAP liquidity measures. It is most directly comparable to the GAAP liquidity measure, “Net cash provided by operating activities,” and is not directly comparable to the GAAP liquidity measures, “Net cash used by investing activities” and “Net cash provided by financing activities.” The interest coverage amount can be reconciled to “Net cash provided by operating activities” per the consolidated statements of cash flows as follows:
	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020	3RD QUARTER 2020

Net cash provided by operating activities	$70,501	$95,624	$62,494	$78,306	$5,795	$2,065

Equity in loss from joint ventures	(2,059)	(418)	(1,151)	(1,431)	(1,364)	(1,044)
Distributions from joint ventures	—	—	—	(90)	—	—
Amortization of deferred financing costs	(2,335)	(2,210)	(1,574)	(1,547)	(1,823)	(1,498)
Amortization of above and below market leases, net and tenant allowances	92	98	99	96	96	124
Changes in assets and liabilities, net:
Amortization of operating lease assets and liabilities	172	146	113	120	230	(14)
Mortgage notes and related accrued interest receivable	(557)	(154)	423	(280)	3,297	1,154
Accounts receivable	(1,177)	(10,692)	(6,265)	(18,687)	4,422	(5,053)
Other assets	(642)	(4,396)	(1,003)	7,323	(367)	(2,208)
Accounts payable and accrued liabilities	14,164	(7,230)	2,716	(997)	404	(4,348)
Unearned rents and interest	11,018	289	3,583	(18,075)	9,312	5,690
Straight-line rental revenue	(1,974)	(981)	(1,420)	(1,289)	(898)	17,969
Interest expense, gross	34,251	36,841	38,869	39,854	43,341	42,312
Interest cost capitalized	(225)	(233)	(514)	(595)	(404)	(325)
Transaction costs	60	2,132	662	548	814	2,776
Severance expense (cash portion)	—	—	—	—	1,610	—
Interest coverage amount (1)	$121,289	$108,816	$97,032	$83,256	$64,465	$57,600

Net cash provided (used) by investing activities	$41,339	$(12,711)	$3,128	$(29,894)	$204,883	$(17,919)

Net cash provided (used) by financing activities	$28,595	$(446,643)	$(96,195)	$(532,435)	$(170,716)	$(5,994)

(1) See pages 24 through 26 for definitions.

Q4 2021 Supplemental	Page 29

RECONCILIATION OF EBITDAre and ADJUSTED EBITDAre
(UNAUDITED, DOLLARS IN THOUSANDS)
ADJUSTED EBITDAre (3):	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020	3RD QUARTER 2020
Net income (loss)	$44,557	$32,117	$18,552	$3,380	$(19,977)	$(85,904)
Interest expense, net	34,005	36,584	38,312	39,194	42,838	41,744
Income tax expense	397	395	398	407	402	18,417
Depreciation and amortization	40,294	42,612	40,538	40,326	42,014	42,059
Gain on sale of real estate	(16,382)	(787)	(511)	(201)	(49,877)	—
Impairment of real estate investments, net	—	2,711	—	—	22,832	11,561
Costs associated with loan refinancing or payoff	20,469	4,741	—	241	812	—
Allocated share of joint venture depreciation	1,561	966	459	354	361	369
Allocated share of joint venture interest expense	1,145	981	846	789	872	741
EBITDAre	$126,046	$120,320	$98,594	$84,490	$40,277	$28,987
Gain on insurance recovery (1)	(1,151)	—	—	(30)	(809)	—
Severance expense	—	—	—	—	2,868	—
Transaction costs	60	2,132	662	548	814	2,776
Credit loss (benefit) expense	(2,295)	(14,096)	(2,819)	(2,762)	20,312	5,707
Accounts receivable write-offs from prior periods (2)	—	—	—	—	4,301	13,533
Straight-line receivable write-offs from prior periods (2)	—	—	—	—	870	19,927
Adjusted EBITDAre	$122,660	$108,356	$96,437	$82,246	$68,633	$70,930
Adjusted EBITDAre (annualized) (4)	$490,640	Footnote 5	Footnote 5	Footnote 5	Footnote 5	Footnote 5

See footnotes on following page.

Q4 2021 Supplemental	Page 30

(1) Included in other income in the consolidated statements of income (loss) in the Company's Annual Reports on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Reconciliation is as follows:
	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020	3RD QUARTER 2020
Income (loss) from settlement of foreign currency swap contracts	41	39	(28)	52	110	154
Gain on insurance recovery	1,151	—	—	30	809	—
Operating income from operated properties	7,815	7,860	848	295	45	16
Fee income	—	187	—	—	—	—
Miscellaneous income	7	5	213	301	4	12
Other income	$9,014	$8,091	$1,033	$678	$968	$182

(2) Included in rental revenue from continuing operations in the consolidated statements of income (loss) in the Company's Annual Reports on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Reconciliation is as follows:
	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020	3RD QUARTER 2020
Minimum rent	$123,463	$114,375	$107,100	$94,190	$79,342	$83,230
Accounts receivable write-offs from prior periods	—	—	—	—	(4,301)	(13,533)
Tenant reimbursements	4,712	4,187	5,000	4,822	4,831	2,413
Percentage rent	6,851	3,149	2,016	2,030	3,040	1,303
Straight-line rental revenue	1,974	981	1,420	1,289	1,768	1,958
Straight-line write-offs from prior periods	—	—	—	—	(870)	(19,927)
Other rental revenue	345	348	347	283	201	147
Rental revenue	$137,345	$123,040	$115,883	$102,614	$84,011	$55,591

(3) See pages 24 through 26 for definitions.
(4) Adjusted EBITDAre for the quarter is multiplied by four to calculate an annualized amount.
(5) Not presented as this metric is not meaningful given the disruption caused by the COVID-19 pandemic and the associated accounting for tenant rent deferrals and other lease modifications.

Q4 2021 Supplemental	Page 31